Exhibit 99.1

Orrstown Financial Services, Inc. and Mercersburg Financial Corporation Complete Merger

SHIPPENSBURG, PA - Orrstown Financial Services, Inc. (“Orrstown”) (NASDAQ: ORRF), the bank holding company for Orrstown Bank, announced the successful closing of the previously announced acquisition of Mercersburg Financial Corporation (“Mercersburg”).  In connection with the holding company merger, Mercersburg’s banking subsidiary, First Community Bank of Mercersburg, has been merged with and into Orrstown Bank.

“We are pleased to welcome Mercersburg’s customers, employees, and shareholders to the Orrstown family,” said Thomas R. Quinn, Jr., Orrstown President and CEO.  “As one community bank, we will be able to enhance our customer experience by providing a wider range of products and services through additional locations and digital channels.”

Effective as of legal closing, Mercersburg President and CEO, Robert J. Fignar will become Executive Vice President and Orrstown’s Market President for Franklin and Perry County, Pennsylvania, and Washington County, Maryland.

“Through this combination with Orrstown, we are pleased to have been able to provide increased value to our customers and shareholders,” said Fignar. “The cultures of our two organizations are closely aligned, and we are committed to building upon our shared core values of supporting our customers and the needs of the communities we serve.”

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About Orrstown
With over $1.8 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiaries, Orrstown Bank and Wheatland Advisors, Inc., provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Washington County, Maryland. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.Orrstown.com. For more information about Wheatland Advisors, Inc., visit www.WheatlandAdvisors.com.
Forward -Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Orrstown’s management with respect to, among other things, future events and Orrstown’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-

Exhibit 99.1

looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Orrstown’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Orrstown’s control. Accordingly, Orrstown cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.  Although Orrstown believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors which could cause the actual results of Orrstown’s operations to differ materially from expectations are set forth in Orrstown’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and the registration statement on Form S-4 containing the proxy statement/prospectus of Mercersburg Financial Corporation filed with the SEC (Registration No. 333-226098). The foregoing list of factors is not exhaustive.
If one or more events related to these or other risks or uncertainties materialize, or if Orrstown’s underlying assumptions prove to be incorrect, actual results may differ materially from what Orrstown anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Orrstown does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Orrstown to predict those events or how they may affect it. In addition, Orrstown cannot assess the impact of each factor on Orrstown’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement.  This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Orrstown or persons acting on Orrstown’s behalf may issue.